SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING 07/31/2003
FILE NUMBER 811-5686
SERIES NO.: 5

72DD     1.   Total income dividends for which record date passed during the period.(000's Omitted)
              Class A Shares                 $17,704
         2.   Dividends for a second class of open-end company shares
              (000's Omitted)
              Class B Shares                 $11,405
              Class C Shares                 $ 1,944
              Class R Shares                 $    20


73A.     1.   Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
              Class A Shares                 $000.3815
         2.   Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B Shares                 $000.3335
              Class C Shares                 $000.3335
              Class R Shares                 $000.3647


74U.     1.   Number of shares outstanding (000's Omitted)
              Class A Shares                    68,549
         2.   Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B Shares                    39,347
              Class C Shares                     6,443
              Class R Shares                        78

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares                 $ 6.51
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares                 $ 6.52
              Class C Shares                 $ 6.51
              Class R Shares                 $ 6.51